Exhibit 5.2

Suite 2800 1100 Peachtree St.
Atlanta GA 30309-4530
t 404 815 6500 f 404 815 6555
www.KilpatrickStockton.com

direct dial 404 815 6587
October 30, 2006	direct fax 404 541 3186
REaddy@KilpatrickStockton.com
Interface, Inc.
2859 Paces Ferry Road
Atlanta, Georgia 30339

Re:	Interface, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Interface, Inc. (the “Company”), a Georgia corporation, in connection with Post-Effective Amendment No. 1 (the “Amendment”) to the Company’s Registration Statement on Form S-3, File Number 333-134168, including the prospectus and exhibits and other documents relating thereto (the “Registration Statement”), filed this date with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to such Amendment, the Company is specifying for a take-down offering under the Securities Act an aggregate of 5,750,000 shares (the “Shares”) of its Class A common stock, $0.10 par value per share (the “Class A Common Stock”), to be sold to the underwriters to be named in the Prospectus Supplement dated October 27, 2006 (the “Supplement”) contemplated by the Amendment (the “Underwriters”), for resale by them to the public. Of these Shares, 750,000 are subject an over-allotment option granted to the Underwriters by the Company.
     In our capacity as counsel to the Company, we have examined the Registration Statement, the Amendment and the Supplement. We have also examined originals, or duplicates or conformed copies, of such documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter, we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of the Company.
     During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and, for the purposes of this opinion

Interface, Inc.
October 30, 2006

letter, we have assumed that any future, similar or other required proceedings will be timely completed in the manner presently contemplated.
     Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Shares are issued and delivered, and payment of legal consideration equal to at least the par value thereof is received, in the manner contemplated by the Registration Statement, the Amendment and the Supplement, and provided that no stop-order shall have been issued by the SEC relating to thereto, the Shares will be validly issued, fully paid and nonassessable.
     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the federal law of the United States of America and the laws of the State of Georgia. We express no opinion with respect to the laws of any other jurisdiction.
     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.
     This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the SEC. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus supplement included in the Amendment, and any amendments thereto, and further consent to the filing of this opinion as Exhibit 5.2 to the Amendment. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

KILPATRICK STOCKTON LLP

By:	/s/ W. Randy Eaddy
W. Randy Eaddy, a Partner